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                                                                    EXHIBIT 10.1

                             SCG HOLDING CORPORATION
                    SEMICONDUCTOR COMPONENTS INDUSTRIES, LLC

                                  $400,000,000

                     12% Senior Subordinated Notes due 2009

                               PURCHASE AGREEMENT

                                                                  August 4, 1999

CHASE SECURITIES INC.
DONALDSON, LUFKIN & JENRETTE SECURITIES CORPORATION
LEHMAN BROTHERS INC.
c/o Chase Securities Inc.
270 Park Avenue, 4th floor
New York, New York  10017

Ladies and Gentlemen:

            SCG Holding Corporation, a Delaware corporation (the "Company"), and Semiconductor Components Industries, LLC, a Delaware limited liability company and a wholly owned subsidiary of the Company ("SCI LLC," and together with the Company, the "Issuers"), propose to issue and sell $400,000,000 aggregate principal amount of their 12% Senior Subordinated Notes due 2009 (the "Securities"). The Securities will be issued pursuant to an Indenture to be dated as of the date hereof (the "Indenture") among the Issuers, the subsidiaries of the Company listed on the signature pages hereof, as guarantors (collectively, the "Guarantors"), and State Street Bank and Trust Company, as trustee (the "Trustee") and will be guaranteed on an unsecured senior subordinated basis by the Guarantors. The Issuers and the Guarantors hereby confirm their agreement with Chase Securities Inc. ("CSI"), Donaldson, Lufkin & Jenrette Securities Corporation and Lehman Brothers Inc. (together with CSI, the "Initial Purchasers") concerning the purchase of the Securities from the Issuers by the several Initial Purchasers.

            The Securities have been and will be offered and sold to the Initial Purchasers without being registered under the Securities Act of 1933, as amended (the "Securities Act"), in reliance upon an exemption therefrom. The Issuers have prepared a preliminary offering memorandum (the "Preliminary Offering Memorandum") dated July 14, 1999, and an offering memorandum (the "Offering Memorandum") dated July 28, 1999 (the "Offering Date") setting forth information concerning the Issuers and the Securities. Copies of the Preliminary Offering Memorandum and the Offering Memorandum have been delivered by the Issuers to the Initial Purchasers pursuant to the terms of this Agreement. Any references herein to the Preliminary Offering Memorandum and the Offering Memorandum shall be deemed to include all amendments and supplements thereto, unless otherwise noted. The Issuers hereby confirm that they have authorized the use of the Preliminary Offering Memorandum and the Offering

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                                                                               2


Memorandum in connection with the offering and resale of the Securities by the Initial Purchasers in accordance with Section 2.

            Holders of the Securities (including the Initial Purchasers and their direct and indirect transferees) will be entitled to the benefits of an Exchange Offer and Registration Rights Agreement dated the date hereof (the "Registration Rights Agreement").

            Pursuant to an Agreement and Plan of Recapitalization and Merger (the "Recapitalization Agreement") dated as of May 11, 1999 among the Issuers, Motorola, Inc. ("Motorola") and certain affiliates of Texas Pacific Group ("TPG"), as amended, which provides for the recapitalization ("Recapitalization") of the Company, (a) TPG Semiconductor Acquisition Corp. will be merged with and into the Company, (b) Motorola will receive aggregate cash consideration of $1,296.0 million (subject to certain adjustments and reductions pursuant to the Recapitalization Agreement), a junior subordinated note of SCI LLC in the amount of $91.0 million (the "Junior Subordinated Note") and 590 shares of preferred stock (the "Preferred Stock") of the Company. Upon consummation of the Recapitalization and certain related transactions, affiliates of TPG will own approximately 91% and Motorola will own approximately 9% of the outstanding voting stock of the Company. The Securities are being offered in connection with the financing of the Recapitalization.

            Capitalized terms used but not defined herein shall have the meanings given to such terms in the Offering Memorandum.

            1. Representations, Warranties and Agreements of the Issuers. The Issuers and the Guarantors represent and warrant to, and agree with, the several Initial Purchasers on and as of the date hereof that:

            (a) Each of the Preliminary Offering Memorandum and the Offering Memorandum, as of its respective date, did not, and as of the date hereof the Offering Memorandum does not, contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided that the Issuers and the Guarantors make no representation or warranty as to information contained in or omitted from the Preliminary Offering Memorandum or the Offering Memorandum in reliance upon and in conformity with written information relating to the Initial Purchasers furnished to the Company by or on behalf of any Initial Purchaser specifically for use therein (the "Initial Purchasers' Information").

            (b) Each of the Preliminary Offering Memorandum and the Offering Memorandum, as of its respective date, contains all of the information that, if requested by a prospective purchaser of the Securities, would be required to be provided to such prospective purchaser pursuant to Rule 144A(d)(4) under the Securities Act.

            (c) Assuming the accuracy of the representations and warranties of the Initial Purchasers contained in Section 2 and their compliance with the agreements set forth therein, it is not necessary, in connection with the issuance and sale of the Securities to the Initial Purchasers and the offer, resale and delivery of the Securities by the Initial

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      Purchasers in the manner contemplated by this Agreement and the Offering
      Memorandum, to register the Securities under the Securities Act or to qualify the Indenture under the Trust Indenture Act of 1939, as amended (the "Trust Indenture Act").

            (d) The Company and each of its subsidiaries have been duly formed or incorporated and are validly existing as limited liability companies, corporations or, in the case of foreign subsidiaries, similar entities under local law, as the case may be, in good standing under the laws of their respective jurisdictions of formation or incorporation, are duly qualified to do business and are in good standing as foreign limited liability companies, corporations or, in the case of foreign subsidiaries, similar entities under local law in each jurisdiction in which their respective ownership or lease of property or the conduct of their respective businesses requires such qualification, and have all power and authority necessary to own or hold their respective properties and to conduct the businesses in which they are engaged, except where the failure to so qualify or have such power or authority would not, singularly or in the aggregate, reasonably be expected to have a material adverse effect on the condition (financial or otherwise), results of operations, business or prospects of the Company and its subsidiaries taken as a whole (a "Material Adverse Effect").

            (e) On a pro forma basis as of July 3, 1999, the Company would have had an authorized capitalization as set forth in the Offering Memorandum under the heading "Capitalization"; all of the outstanding shares of capital stock of the Company have been duly and validly authorized and issued and are fully paid and non-assessable; and the capital stock of the Company conforms in all material respects to the description thereof contained in the Offering Memorandum. All of the outstanding membership interests, shares of capital stock or other equity interests of each subsidiary of the Company have been duly and validly authorized and issued; are, in the case of capital stock or membership interests of subsidiaries organized under the laws of the United States, fully paid and non-assessable or, in the case of the membership interests of SCI LLC or any other subsidiary of the Company that is a Delaware limited liability company, are not subject to assessment by SCI LLC or such other subsidiary of the Company for additional capital contributions; and are owned directly or indirectly by the Company (other than (i) those shares of capital stock of Leshan-Phoenix Semiconductor Co., Ltd. ("Leshan") that are owned by Leshan Radio Company Ltd. and Motorola (China) Investment Ltd., (ii) shares of capital stock of Tesla Sezam, a.s. ("Tesla") that are owned by Terosil a.s. ("Terosil") and others, (iii) shares of capital stock of Terosil that are owned by Tesla and others), (iv) in the case of Motorola Philippines Inc. ("MPI"), all of the shares thereof the record holder of which is, and will be for an agreed period of time following the consummation of the Transactions, Motorola International Development Corp. ("MIDC"), as provided for in the Interim Agreement to be entered into among Motorola, Inc., MIDC, MPI and the Issuers, (v) 60% of the shares of capital stock of Amicus Realty Corporation and (vi) in the case of foreign subsidiaries, directors' qualifying shares or shares required by applicable law to be held by a person other than the Issuers or a subsidiary thereof), free and clear of any lien, charge, encumbrance, security interest, restriction upon voting or transfer or any other claim of any third party (other than those (i) imposed pursuant to the Loan Documents (as defined in the Credit Agreement dated as of the date hereof among SCI LLC, as borrower, the Company, as parent, the lenders

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      named therein, The Chase Manhattan Bank ("Chase"), as administrative agent, collateral agent and syndication agent, DLJ Capital Funding, Inc., Lehman Commercial Paper Inc. and Credit Lyonnais New York Branch, as co-documentation agents, and CSI, as arranger, as amended (the "Credit Agreement")), (ii) in the case of Surface Mount Products Malaysia Sdn. Bhd., SCG (SMP Malaysia) Holding Corporation, Motorola Semiconductor Sdn. Bhd. and SCG Malaysia Holding Sdn. Bhd., imposed by applicable law and
      (iii) in the case of Amicus Realty Corporation, imposed by the By-Laws thereof. As of the date hereof, all of the membership interests of SCI LLC are held by the Company.

            (f) The statements set forth in the Offering Memorandum under the captions "Summary--Transactions," "Transactions," "Ownership of Capital Stock" and "Certain Relationships and Related Transactions" insofar as they purport to describe the documents referred to therein constitute a fair summary thereof.

            (g) Each of the Issuers and the Guarantors has or had, as applicable, full right, power and authority to execute and deliver, as applicable, this Agreement, the Recapitalization Agreement, as amended, the Reorganization Agreement, the Intellectual Property Agreement, the Transition Services Agreement, the Collateral Agreements, the Employee Matters Agreement, the Motorola SCI LLC Retirement Plan Transfer Agreement for the Motorola, Inc. Pension Plan dated as of May 11, 1999, the Motorola SCI LLC Retirement Plan Transfer Agreement for the Motorola, Inc. Profit Sharing and Investment Plan dated as of May 11, 1999, Contribution Agreement from Motorola by and among Motorola and the Company dated as of April 30, 1999, the Indenture, the Registration Rights Agreement, the Loan Documents and the Securities (collectively, the "Transaction Documents"), if it is a party hereto or thereto, and to perform its obligations hereunder and thereunder; all requisite action required to be taken for the due and proper authorization, execution and delivery of each of the Transaction Documents to which it is a party and the consummation of the transactions contemplated thereby have been duly and validly taken; and each Transaction Document constitutes a valid and binding agreement of each of the Issuers and the Guarantors party thereto, enforceable against each of the Issuers and the Guarantors party thereto in accordance with its terms, except to the extent that such enforceability may be limited by applicable bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and other similar laws affecting creditors' rights generally and by general equitable principles (whether considered in a proceeding in equity or at law).

            (h) The Indenture conforms in all material respects to the requirements of the Trust Indenture Act and the rules and regulations of the Securities and Exchange Commission (the "Commission") applicable to an indenture which is qualified thereunder.

            (i) The Securities have been duly authorized by each of the Issuers and the Guarantors and, when duly executed, authenticated, issued and delivered as provided in the Indenture and paid for as provided herein, will be duly and validly issued and outstanding and will constitute valid and legally binding obligations of each of the Issuers, as issuers, and each of the Guarantors, as guarantors, entitled to the benefits of

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      the Indenture and enforceable against each of the Issuers, as issuers, and each of the Guarantors, as guarantors, in accordance with their terms, except to the extent that such enforceability may be limited by applicable bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and other similar laws affecting creditors' rights generally and by general equitable principles (whether considered in a proceeding in equity or at law).

            (j) Each Transaction Document conforms in all material respects to the description thereof contained in the Offering Memorandum.

            (k) The execution, delivery and performance by each of the Issuers and the Guarantors of each of the Transaction Documents to which it is a party, the issuance, authentication, sale and delivery of the Securities and compliance by each of the Issuers and the Guarantors with the terms thereof and the consummation of the transactions contemplated by the Transaction Documents will not conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under, or result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of the Company or any of its subsidiaries pursuant to, any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which the Company or any of its subsidiaries is a party or by which the Company or any of its subsidiaries is bound or to which any of the property or assets of the Company or any of its subsidiaries is subject, except for such conflicts, breaches, violations, defaults, liens, charges or encumbrances that (i) do not materially interfere with the use made and proposed to be made of such property by the Company and its subsidiaries, (ii) are imposed pursuant to the Loan Documents or (iii) would not, singularly or in the aggregate, be reasonably expected to have a Material Adverse Effect nor will such actions result in any violation of the provisions of the limited liability company agreement, charter, by-laws or similar organizational documents, as applicable, of the Company or any of its subsidiaries or any statute or any judgment, order, decree, rule or regulation of any court or arbitrator or governmental agency or body having jurisdiction over the Company or any of its subsidiaries or any of their properties or assets; and no consent, approval, authorization or order of, or filing or registration with, any such court or arbitrator or governmental agency or body under any such statute, judgment, order, decree, rule or regulation is required for the execution, delivery and performance by each of the Issuers and the Guarantors of each of the Transaction Documents to which it is a party, the issuance, authentication, sale and delivery of the Securities and compliance by each of the Issuers and the Guarantors with the terms thereof and the consummation of the transactions contemplated by the Transaction Documents, except for such consents, approvals, authorizations, orders, filings or registrations as may be required to be obtained or made under the Securities Act and applicable state securities laws as provided in the Registration Rights Agreement and except where the failure to obtain any such consents, approvals, authorizations, orders, filings or registrations would not, singularly or in the aggregate, reasonably be expected to have a Material Adverse Effect.

            (l) (i) PriceWaterhouseCoopers LLP ("PWC") are independent certified public accountants with respect to the Company and its subsidiaries and
      (ii) KPMG LLP ("KPMG") are independent certified public accountants with respect to Motorola and its

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      subsidiaries, in each case, within the meaning of Rule 101 of the Code of
      Professional Conduct of the American Institute of Certified Public Accountants ("AICPA") and its interpretations and rulings thereunder. Except as described in the Offering Memorandum, the historical financial statements (including the related notes) contained in the Offering Memorandum have been prepared in accordance with generally accepted accounting principles consistently applied throughout the periods covered thereby and fairly present the financial position of the entities purported to be covered thereby at the respective dates indicated and the results of their operations for the respective periods indicated; and the financial information contained in the Offering Memorandum under the headings "Summary--Summary Pro Forma Last Twelve Months Financial Data," "Summary--Summary Historical and Pro Forma Financial Data," "Capitalization," "Selected Historical Combined Financial Data," "Unaudited Pro Forma Combined Financial Information," "Management's Discussion and Analysis of Financial Condition and Results of Operations" and "Management--Executive Compensation" are derived from the accounting records of the Company and its subsidiaries and fairly present the information purported to be shown thereby. The Unaudited Pro Forma Combined Financial Statements contained in the Offering Memorandum have been prepared on a basis consistent with the historical financial statements contained in the Offering Memorandum (except for the pro forma adjustments specified therein), have been properly compiled on the pro forma basis described in the notes thereto and give effect to assumptions made on a reasonable basis. The other historical financial and statistical information and data included in the Offering Memorandum (subject to the explanation of such data as set forth therein) are, in all material respects, fairly presented.

            (m) There are no legal or governmental proceedings pending to which the Company or any of its subsidiaries is a party or of which any property or assets of the Company or any of its subsidiaries is the subject which,
      (i) singularly or in the aggregate, if determined adversely to the Company or any of its subsidiaries, would reasonably be expected to have a Material Adverse Effect or (ii) question the validity or enforceability of any of the Transaction Documents or any action taken or to be taken pursuant thereto; and to the best knowledge of the Issuers, no such proceedings are threatened or contemplated by governmental authorities or threatened by others.

            (n) No action has been taken and no statute, rule, regulation or order has been enacted, adopted or issued by any governmental agency or body which prevents the issuance of the Securities or suspends the sale of the Securities in any jurisdiction; no injunction, restraining order or order of any nature by any federal or state court of competent jurisdiction has been issued with respect to the Company or any of its subsidiaries that would prevent or suspend the issuance or sale of the Securities or the use of the Preliminary Offering Memorandum or the Offering Memorandum in any jurisdiction; no action, suit or proceeding is pending against or, to the best knowledge of each of the Issuers and the Guarantors, threatened against or affecting the Company or any of its subsidiaries before any court or arbitrator or any governmental agency, body or official, domestic or foreign, that would reasonably be expected to interfere with or adversely affect the issuance of the Securities or in any manner draw into question the validity or enforceability of any of the Transaction Documents or any action taken or to be taken pursuant thereto; and the Issuers have complied with any and all requests by any

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                                                                               7


      securities authority in any jurisdiction for additional information to be included in the Preliminary Offering Memorandum and the Offering Memorandum.

            (o) Neither the Company nor any of its subsidiaries is (i) in violation of its limited liability company agreement, charter, by-laws or similar organizational documents, as applicable, (ii) in default in any respect, and no event has occurred which, with notice or lapse of time or both, would constitute such a default, in the due performance or observance of any term, covenant or condition contained in any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which it is a party or by which it is bound or to which any of its property or assets is subject or (iii) in violation in any material respect of any law, ordinance, governmental rule, regulation or court decree to which it or its property or assets may be subject, except in the case of clauses (ii) and (iii) for such defaults or violations that, singularly or in the aggregate, would not reasonably be expected to have a Material Adverse Effect.

            (p) The Company and each of its subsidiaries possess all material licenses, certificates, authorizations and permits issued by, and have made all declarations and filings with, the appropriate federal, state or foreign regulatory agencies or bodies which declarations and filings are necessary or desirable for the ownership of their respective properties or the conduct of their respective businesses as described in the Offering Memorandum, except where the failure to possess or make the same would not, singularly or in the aggregate, reasonably be expected to have a Material Adverse Effect, and neither the Company nor any of its subsidiaries has received notification of any revocation or modification of any such license, certificate, authorization or permit or has any reason to believe that any such license, certificate, authorization or permit will not be renewed in the ordinary course.

            (q) The Company and each of its subsidiaries have filed, or Motorola has filed on their behalf, all federal, state, local and foreign income and franchise tax returns required to be filed through the date hereof or have timely filed requests for extensions and such extensions have been granted and have not expired and have paid all taxes shown as due thereon (or have made adequate provision for such taxes on their respective balance sheets), and no tax deficiency has been determined adversely to the Company or any of its subsidiaries, which deficiency has had (nor does the Company or any of its subsidiaries have any knowledge of any tax deficiency that, if determined adversely to the Company or any of its subsidiaries, would reasonably be expected to have) a Material Adverse Effect.

            (r) Neither the Company nor any of its subsidiaries is (i) an "investment company" or a company "controlled by" an investment company within the meaning of the Investment Company Act of 1940, as amended (the "Investment Company Act"), and the rules and regulations of the Commission thereunder or (ii) a "holding company" or a "subsidiary company" of a holding company or an "affiliate" thereof within the meaning of the Public Utility Holding Company Act of 1935, as amended.

            (s) The Company and each of its subsidiaries maintain a system of internal accounting controls sufficient to provide reasonable assurance, in all material respects,

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                                                                               8


      that transactions are executed in accordance with management's general or specific authorizations and are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles and to maintain asset accountability.

            (t) The Company and each of its subsidiaries have insurance covering their respective properties, operations, personnel and businesses, which insurance is in amounts and insures against such losses and risks as are adequate in all material respects to protect the Company and its subsidiaries and their respective businesses. Neither the Company nor any of its subsidiaries has received notice from any insurer or agent of such insurer that capital improvements or other expenditures are required or necessary to be made in order to continue such insurance.

            (u) Except as set forth in the Offering Memorandum, the Company and each of its subsidiaries own or possess adequate rights to use all material patents, patent applications, trademarks, service marks, trade names, trademark registrations, service mark registrations, copyrights, licenses and know-how (including trade secrets and other unpatented and/or unpatentable proprietary or confidential information, systems or procedures) necessary for the conduct of their respective businesses; and the conduct of their respective businesses will not conflict in any respect with, and the Company and its subsidiaries have not received any notice of any claim of conflict with, any such rights of others, except such conflicts or claims as are disclosed in the Offering Memorandum or that, singularly or in the aggregate, would not reasonably be expected to have a Material Adverse Effect.

            (v) The Company and each of its subsidiaries have good and marketable title in fee simple to, or have valid rights to lease or otherwise use, all items of real and personal property that are material to the business of the Company and its subsidiaries, in each case free and clear of all liens, encumbrances, claims and defects and imperfections of title except such as (i) do not materially interfere with the use made and proposed to be made of such property by the Company and its subsidiaries,
      (ii) are imposed pursuant to the Loan Documents or (iii) would not reasonably be expected to have a Material Adverse Effect.

            (w) No material labor disturbance by or similar material dispute with the employees of the Company or any of its subsidiaries exists or, to the best knowledge of the Company, is contemplated or threatened.

            (x) No "prohibited transaction" (as defined in Section 406 of the Employee Retirement Income Security Act of 1974, as amended, including the regulations and published interpretations thereunder ("ERISA"), or Section 4975 of the Internal Revenue Code of 1986, as amended from time to time (the "Code")) or "accumulated funding deficiency" (as defined in Section 302 of ERISA) or any of the events set forth in Section 4043(b) of ERISA (other than events with respect to which the 30-day notice requirement under Section 4043 of ERISA has been waived) has occurred with respect to any employee benefit plan of the Company or any of its subsidiaries that would reasonably be expected to have a Material Adverse Effect; each such employee benefit plan is in compliance with applicable law, including ERISA and the Code, except for any failure to comply that would not reasonably be expected to have a Material Adverse Effect; the Company and each of its subsidiaries have not incurred and do not expect to incur liability under Title IV of ERISA with respect to the termination of, or withdrawal from, any pension plan for which the Company or any of its subsidiaries would have any liability that would reasonably be expected to have a Material Adverse Effect; and with respect to each such pension plan that is intended to be qualified under
      Section 401(a) of the Code is, the Company shall submit an application to the Internal Revenue Service for its determination as to the qualification of each such plan within the remedial amendment period of Section 401(b).

            (y) Except as described in the Offering Memorandum there has been no storage, generation, transportation, handling, treatment, disposal, arrangement for disposal, discharge, emission or other release of any kind of toxic or other wastes or other hazardous substances by, due to or caused by the Company or any of its subsidiaries (or, to the best knowledge of the Company, any other entity (including any predecessor) for whose acts or omissions the Company or any of its subsidiaries is or would reasonably be expected to be liable) upon any of the property now or previously owned or leased by the Company or any of its subsidiaries, or upon any other property, in violation of any statute or any ordinance, rule, regulation, order, judgment, decree or permit or which would, under any statute or any ordinance, rule (including rule of common law), regulation, order, judgment, decree or permit, give rise to any liability, except for any violation or liability that would not reasonably be expected to have, singularly or in the aggregate with all such violations and liabilities, a Material Adverse Effect; and there has been no disposal, discharge, emission or other release of any kind onto such property or, to the knowledge of any of the Issuers or any of the Guarantors, into the environment surrounding such property, of any toxic or other wastes or other hazardous substances, except for any such disposal, discharge, emission or other release of any kind which would not reasonably be expected to have, singularly or in the aggregate with all such discharges and other releases, a Material Adverse Effect.

            (z) Neither the Issuers nor, to the best knowledge of each of the Issuers and the Guarantors, any director, officer, agent, employee or other person associated with or acting on behalf of the Company or any of its subsidiaries has (i) used any corporate funds for any unlawful contribution, gift, entertainment or other unlawful expense relating to political activity; (ii) made any direct or indirect unlawful payment to any foreign or domestic government official or employee from corporate funds; (iii) violated or is in violation of any provision of the Foreign Corrupt Practices Act of 1977; or (iv) made any bribe, rebate, payoff, influence payment, kickback or other unlawful payment.

            (aa) On and immediately after the date hereof, each of the Issuers (after giving effect to the issuance and sale of the Securities and to the other transactions related thereto as described in the Offering Memorandum) will be Solvent. As used in this paragraph, the term "Solvent" means, with respect to a particular date, that on such date (i) the present fair market value (or present fair saleable value) of the assets of each of the Issuers is not less than the total amount required to pay the probable liabilities of each of the Issuers on its total existing debts and liabilities (including contingent liabilities) as they become absolute and matured, (ii) each of the Issuers is able to realize upon its assets and pay its debts and other liabilities, contingent obligations and commitments as they mature and become due in the normal course of business, (iii) assuming the sale of the Securities as contemplated by this Agreement and the Offering Memorandum, neither of the Issuers is incurring debts or liabilities beyond its ability to pay as such debts and liabilities mature and (iv) neither Issuer is engaged in any business or transaction, or is about to engage in any business or transaction, for which its property would constitute unreasonably small capital after giving due consideration to the prevailing practice in the industry in which such Issuer is engaged. In computing the amount of such contingent liabilities at any time, it is intended that such liabilities will be computed at the amount that, in the light of all the facts and circumstances existing at such time, represents the amount that can reasonably be expected to become an actual or matured liability.

            (bb) Except as described in the Offering Memorandum, there are no outstanding subscriptions, rights, warrants, calls or options to acquire, or instruments convertible into or exchangeable for, or agreements or understandings with respect to the sale or issuance of, any shares of capital stock of or other equity or other ownership interest in the Company or any of its subsidiaries.

            (cc) Neither the Company nor any of its subsidiaries owns any "margin securities" as that term is defined in Regulation U of the Board of Governors of the Federal Reserve System (the "Federal Reserve Board"), and none of the proceeds of the sale of the Securities will be used, directly or indirectly, for the purpose of purchasing or carrying any margin security, for the purpose of reducing or retiring any indebtedness that was originally incurred to purchase or carry any margin security or for any other purpose that might cause any of the Securities to be considered a "purpose credit" within the meanings of Regulation T, U or X of the Federal Reserve Board.

            (dd) Neither the Company nor any of its subsidiaries is a party to any contract, agreement or understanding with any person that would give rise to a valid claim against the Initial Purchasers for a brokerage commission, finder's fee or like payment in connection with the offering and sale of the Securities.

            (ee) The Securities satisfy the eligibility requirements of Rule 144A(d)(3) under the Securities Act.

            (ff) None of the Issuers, their respective affiliates and any person acting on their behalf has engaged or will engage in any directed selling efforts (as such term is defined in Regulation S under the Securities Act ("Regulation S")), and all such persons have complied and will comply with the offering restrictions requirement of Regulation S to the extent applicable.

            (gg) None of the Issuers and their respective affiliates has, directly or through any agent, sold, offered for sale, solicited offers to buy or otherwise negotiated in respect of, any security (as such term is defined in the Securities Act), that is or will be integrated with the offering of the Securities in a manner that would require registration of the offering of the Securities under the Securities Act.

            (hh) None of the Issuers, their respective affiliates and any other persons acting on their behalf has engaged, in connection with the offering of the Securities, in any form of general solicitation or general advertising within the meaning of Rule 502(c) under the Securities Act.

            (ii) There are no securities of either of the Issuers registered under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), or listed on a national securities exchange or quoted in a U.S. automated inter-dealer quotation system.

            (jj) None of the Issuers and the Guarantors has taken or will take, directly or indirectly, any action prohibited by Regulation M under the Exchange Act in connection with the offering of the Securities.

            (kk) The Company and its subsidiaries are implementing a comprehensive, detailed program to analyze and address the risk that the computer hardware and software used by them may be unable to recognize and properly execute date-sensitive functions involving certain dates prior to and any dates after December 31, 1999 (the "Year 2000 Problem"), and have determined that such risk will be remedied in all material respects on a timely basis without material expense and will not have a material adverse effect upon the financial condition and results of operations of the Company and its subsidiaries taken as a whole; and the Company believes, after due inquiry, that each supplier, vendor, customer or financial service organization used or serviced by the Company and its subsidiaries has remedied or will remedy on a timely basis the Year 2000 Problem, except to the extent that a failure to remedy by any such supplier, vendor, customer or financial service organization would not have a Material Adverse Effect.

            (ll) Since the date as of which information is given in the Offering Memorandum, except as otherwise stated therein, (i) there has been no material adverse change or any development involving a prospective material adverse change in the condition, financial or otherwise, or in the earnings, business affairs, management or business prospects of the Company and its Subsidiaries taken as a whole, whether or not arising in the ordinary course of business, (ii) none of the Issuers and the Guarantors has incurred any liability or obligation that is material to the Company and its Subsidiaries taken as a whole, direct or contingent, other than in the ordinary course of business, (iii) none of the Issuers and the Guarantors has entered into any transaction that is material to the Company and its Subsidiaries taken as a whole other than in the ordinary course of business and (iv) except as a result of the consummation of the Transactions there has not been any change in the membership interests, capital stock or long-term debt of any of the Issuers or the Guarantors, or any dividend or distribution of any kind declared, paid or made by the Issuers or any of the Guarantors on any class of their respective membership interests or capital stock.

            2. Purchase and Resale of the Securities. (a) On the basis of the representations, warranties and agreements contained herein, and subject to the terms and conditions set forth herein, the Issuers severally and jointly agree to issue and sell to each of the Initial Purchasers, severally and not jointly, and each of the Initial Purchasers, severally and not jointly, agrees to purchase from the Issuers, the principal amount of Securities set forth opposite the name of such Initial Purchaser on Schedule 1 hereto at a purchase price equal to 97.00% of the principal amount thereof. The Issuers shall not be obligated to deliver any of the Securities except upon payment for all of the Securities to be purchased as provided herein.

            (b) The Initial Purchasers have advised the Issuers that they propose to offer the Securities for resale upon the terms and subject to the conditions set forth herein and in the Offering Memorandum. Each Initial Purchaser, severally and not jointly, represents and warrants to, and agrees with the Issuers, that (i) it is purchasing the Securities pursuant to a private sale exempt from registration under the Securities Act, (ii) it has not solicited offers for, or offered or sold, and will not solicit offers for, or offer or sell, the Securities by means of any form of general solicitation or general advertising within the meaning of Rule 502(c) of Regulation D under the Securities Act ("Regulation D") or in any manner involving a public offering within the meaning of Section 4(2) of the Securities Act and (iii) it has solicited and will solicit offers for the Securities only from, and has offered or sold and will offer, sell or deliver the Securities, as part of their initial offering, only (A) within the United States to persons whom it reasonably believes to be qualified institutional buyers ("Qualified Institutional Buyers"), as defined in Rule 144A under the Securities Act ("Rule 144A"), or if any such person is buying for one or more institutional accounts for which such person is acting as fiduciary or agent, only when such person has represented to it that each such account is a Qualified Institutional Buyer to whom notice has been given that such sale or delivery is being made in reliance on Rule 144A and in each case, in transactions in accordance with Rule 144A and (B) outside the United States to persons other than U.S. persons in reliance on Regulation S under the Securities Act ("Regulation S").

            (c) In connection with the offer and sale of Securities in reliance on Regulation S, each Initial Purchaser, severally and not jointly, represents and warrants to, and agrees with the Issuers as set forth below.

            (i) The Securities have not been registered under the Securities Act and may not be offered or sold within the United States or to, or for the account or benefit of, U.S. persons except pursuant to an exemption from, or in transactions not subject to, the registration requirements of the Securities Act.

            (ii) Such Initial Purchaser has offered and sold the Securities, and will offer and sell the Securities, (A) as part of their distribution at any time and (B) otherwise until 40 days after the later of the commencement of the offering of the Securities and the date hereof, only in accordance with Regulation S or Rule 144A or any other available exemption from registration under the Securities Act.

            (iii) Such Initial Purchaser agrees that during such 40-day compliance distribution period and prior to the completion of the resale of the Securities, it will not cause any advertisement with respect to the Securities (including any "tombstone" advertisement) to be published in any newspaper or periodical or posted in any public place and will not issue any circular relating to the Securities, except such advertisements as are permitted by and include statements required by Regulation S.

            (iv) Such Initial Purchaser agrees that it will not offer, sell or deliver any of the Securities in any jurisdiction outside the United States except under circumstances that will result in compliance with the applicable laws thereof, and that it will take at its own expense whatever action is required to permit its purchase and resale of the Securities in such jurisdiction except for such costs that the Company has agreed to pay pursuant to this Agreement.

            (v) Such Initial Purchaser acknowledges that the Securities offered and sold in reliance on Regulation S will be represented upon issuance by a global security that may not be exchanged for physical definitive securities until the expiration of the 40-day compliance distribution period referred to in Rule 903(c)(3) of the Securities Act and only upon certification of beneficial ownership of such Securities by a non-U.S. person or U.S. persons who purchased such Securities in transactions that were exempt from the registration requirements of the Securities Act.

            (vi) None of such Initial Purchaser, its affiliates and any other persons acting on its or their behalf has engaged or will engage in any directed selling efforts with respect to the Securities, and all such persons have complied and will comply with the offering restriction requirements of Regulation S.

            (vii) At or prior to the confirmation of sale of any Securities sold in reliance on Regulation S, it will have sent to each distributor, dealer or other person receiving a selling concession, fee or other remuneration that purchases Securities from it during the restricted period a confirmation or notice to substantially the following effect:

            "The Securities covered hereby have not been registered under the U.S. Securities Act of 1933, as amended (the "Securities Act"), and may not be offered or sold within the United States or to, or for the account or benefit of, U.S. persons (i) as part of their distribution at any time or (ii) otherwise until 40 days after the later of the commencement of the offering of the Securities and the date of original issuance of the Securities, except in accordance with Regulation S or Rule 144A or any other available exemption from registration under the Securities Act. Terms used above have the meanings given to them by Regulation S."

            (viii) It has not and will not enter into any contractual arrangement with any distributor with respect to the distribution of the Securities, except with its affiliates or with the prior written consent of the Company.

Terms used in this Section 2(c) have the meanings given to them by Regulation S.

            (d) Each Initial Purchaser, severally and not jointly, represents and warrants to, and agrees with the Issuers that (i) it has not offered or sold and prior to the date six months after the date hereof will not offer or sell any Securities to persons in the United Kingdom except to persons whose ordinary activities involve them in acquiring, holding, managing or disposing of investments (as principal or agent) for the purposes of their businesses or otherwise in circumstances that have not resulted and will not result in an offer to the public in the United Kingdom within the meaning of the Public Offers of Securities Regulations 1995; (ii) it has complied and will comply with all applicable provisions of the Financial Services Act 1986 and the Public Offers of Securities Regulations 1995 with respect to anything done by it in relation to the Securities in, from or otherwise involving the United Kingdom; and (iii) it has only issued or passed on and will only issue or pass on in the United Kingdom any document received by it in connection with the issue of the Securities to a person who is of a kind described in Article 11(3) of the Financial Services Act 1986 (Investment Advertisements) (Exemptions) Order 1996 or is a person to whom such document may otherwise lawfully be issued or passed on.

            (e) Each Initial Purchaser, severally and not jointly, agrees that, prior to or simultaneously with the confirmation of sale by such Initial Purchaser to any purchaser of any of the Securities purchased by such Initial Purchaser from the Issuers pursuant hereto, such Initial Purchaser shall furnish to that purchaser a copy of the Offering Memorandum (and any amendment or supplement thereto that the Issuers shall have furnished to such Initial Purchaser prior to the date of such confirmation of sale). In addition to the foregoing, each Initial Purchaser acknowledges and agrees that the Issuers and, for purposes of the opinions to be delivered to the Initial Purchasers pursuant to Sections 5(e) and (f), counsel for the Issuers and for the Initial Purchasers, respectively, may rely upon the accuracy of the representations and warranties of the Initial Purchasers and their compliance with their agreements contained in this Section 2, and each Initial Purchaser hereby consents to such reliance.

            (f) Each of the Issuers and the Guarantors acknowledges and agrees that the Initial Purchasers may sell Securities to any affiliate of an Initial Purchaser and that any such affiliate may sell Securities purchased by it to an Initial Purchaser.

            3. Delivery of and Payment for the Securities. (a) Delivery of and payment for the Securities shall be made at the offices of Cleary, Gottlieb, Steen & Hamilton, New York, New York, or at such other place as shall be agreed upon by the Initial Purchasers and the Issuers prior to the date hereof, at 10:00 A.M., New York City time, on the date hereof or at such other time or date not later than seven full business days after the date hereof, as shall be agreed upon by the Initial Purchasers and the Issuers (such payment and delivery being referred to herein as the "Closing").

            (b) On the date hereof, payment of the purchase price for the Securities shall be made to the Issuers by wire or book-entry transfer of same-day funds to such account or accounts as the Issuers shall specify prior to the date hereof or by such other means as the parties hereto shall agree prior to the date hereof against delivery to the Initial Purchasers of the certificates evidencing the Securities. Time shall be of the essence, and delivery at the time and place specified pursuant to this Agreement is a further condition of the obligations of the Initial Purchasers hereunder. Upon delivery, the Securities shall be in global form, registered in such names and in such denominations as CSI on behalf of the Initial Purchasers shall have requested in writing not less than two full business days prior to the date hereof.

            4. Further Agreements of the Issuers and the Guarantors. Each of the Issuers and the Guarantors agrees with each of the several Initial Purchasers:

            (a) to advise the Initial Purchasers promptly and, if requested, confirm such advice in writing, of the happening prior to completion of the resale of the Securities by the Initial Purchasers of any event that makes any statement of a material fact made in the Offering Memorandum untrue or that requires the making of any additions to or changes in the Offering Memorandum (as amended or supplemented from time to time) in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; to advise the Initial Purchasers promptly of any order preventing or suspending the use of the Preliminary Offering Memorandum or the Offering Memorandum, of any suspension of the qualification of the Securities for offering or sale in any jurisdiction and of the initiation or threatening of any proceeding for any such purpose; and to use its best efforts to prevent the issuance of any such order preventing or suspending the use of the Preliminary Offering Memorandum or the Offering Memorandum or suspending any such qualification and, if any such suspension is issued, to obtain the lifting thereof at the earliest possible time;

            (b) to furnish promptly to each of the Initial Purchasers and counsel for the Initial Purchasers, without charge, as many copies of the Offering Memorandum (and any amendments or supplements thereto) as may be reasonably requested;

            (c) prior to making any amendment or supplement to the Offering Memorandum prior to completion of the resale of the Securities by the Initial Purchasers, to furnish a copy thereof to each of the Initial Purchasers and counsel for the Initial Purchasers and not to effect any such amendment or supplement to which the Initial Purchasers shall reasonably object by notice to the Issuers after a reasonable period to review;

            (d) if, at any time prior to completion of the resale of the Securities by the Initial Purchasers, any event shall occur or condition exist as a result of which it is necessary, in the opinion of counsel for the Initial Purchasers or counsel for the Issuers, to amend or supplement the Offering Memorandum in order that the Offering Memorandum will not include an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances existing at the time it is delivered to a purchaser, not misleading, or if it is necessary to amend or supplement the Offering Memorandum to comply with applicable law, to prepare promptly such amendment or supplement as may be necessary to correct such untrue statement or omission or so that the Offering Memorandum, as so amended or supplemented, will comply with applicable law;

            (e) for so long as the Securities are outstanding and are "restricted securities" within the meaning of Rule 144(a)(3) under the Securities Act, to furnish to holders of the Securities and prospective purchasers of the Securities designated by such holders, upon request of such holders or such prospective purchasers, the information required to be delivered pursuant to Rule 144A(d)(4) under the Securities Act, unless the Issuers are then subject to and in compliance with Section 13 or 15(d) of the Exchange Act (the foregoing agreement being for the benefit of the holders from time to time of the Securities and prospective purchasers of the Securities designated by such holders);

            (f) for so long as the Securities are outstanding, to furnish to the Initial Purchasers copies of any annual reports, quarterly reports and current reports filed by each of the Issuers with the Commission on Forms 10-K, 10-Q and 8-K, or such other similar forms as may be designated by the Commission, and such other documents, reports and information as shall be furnished by the Issuers to the Trustee or to the holders of the Securities pursuant to the Indenture or the Exchange Act or any rule or regulation of the Commission thereunder;

            (g) to take promptly from time to time such actions as the Initial Purchasers may reasonably request to qualify the Securities for offering and sale under the securities or Blue Sky laws of such jurisdictions as the Initial Purchasers may designate and to continue such qualifications in effect for so long as required for the resale of the Securities; and to arrange for the determination of the eligibility for investment of the Securities under the laws of such jurisdictions as the Initial Purchasers may reasonably request; provided that the Company and its subsidiaries shall not be obligated to qualify as foreign corporations in any jurisdiction in which they are not so qualified or to file a general consent to service of process in any jurisdiction;

            (h) to assist the Initial Purchasers in arranging for the Securities to be designated Private Offerings, Resales and Trading through Automated Linkages ("PORTAL") Market securities in accordance with the rules and regulations adopted by the National Association of Securities Dealers, Inc. ("NASD") relating to trading in the PORTAL Market and for the Securities to be eligible for clearance and settlement through The Depository Trust Company ("DTC");

            (i) not to, and to cause its affiliates not to, sell, offer for sale or solicit offers to buy or otherwise negotiate in respect of any security (as such term is defined in the Securities Act), which sale, offer, solicitation or other negotiation could be integrated with the offering of the Securities in a manner which would require registration of the offering of the Securities under the Securities Act;

            (j) except following the effectiveness of the Exchange Offer Registration Statement or the Shelf Registration Statement (each as defined in the Registration Rights Agreement), as the case may be, not to, and to cause its affiliates not to, and not to authorize or knowingly permit any person acting on their behalf to, solicit any offer to buy or offer to sell the Securities by means of any form of general solicitation or general advertising within the meaning of Regulation D or in any manner involving a public offering within the meaning of Section 4(2) of the Securities Act; and not to offer, sell, contract to sell or otherwise dispose of, directly or indirectly, any securities under circumstances where such offer, sale, contract or disposition would cause the exemption afforded by Section 4(2) of the Securities Act to cease to be applicable to the offering and sale of the Securities as contemplated by this Agreement and the Offering Memorandum;

            (k) for a period of 180 days from the date of the Offering Memorandum, not to offer for sale, sell, contract to sell or otherwise dispose of, directly or indirectly, or file a registration statement for, or announce any offer, sale, contract for sale of or other disposition of any debt securities issued or guaranteed by the Company or any of its subsidiaries (other than the Securities, the Exchange Securities (as defined in the

      Registration Rights Agreement) and the Junior Subordinated Note) without the prior written consent of the Initial Purchasers;

            (l) during the period from the date hereof until two years after the date hereof, without the prior written consent of the Initial Purchasers, not to, and not permit any of its affiliates (as defined in Rule 144 under the Securities Act) to, resell any of the Securities that have been reacquired by them, except for Securities purchased by the Issuers or any of their respective affiliates and resold in a transaction registered under the Securities Act;

            (m) not to, for so long as the Securities are outstanding, be or become, or be or become owned by, an open-end investment company, unit investment trust or face-amount certificate company that is or is required to be registered under Section 8 of the Investment Company Act, and to not be or become, or be or become owned by, a closed-end investment company required to be registered, but not registered thereunder;

            (n) in connection with the offering of the Securities, until CSI on behalf of the Initial Purchasers shall have notified the Issuers of the completion of the resale of the Securities, not to, and to cause its affiliated purchasers (as defined in Regulation M under the Exchange Act) not to, either alone or with one or more other persons, bid for or purchase, for any account in which it or any of its affiliated purchasers has a beneficial interest, any Securities, or attempt to induce any person to purchase any Securities; and not to, and to cause its affiliated purchasers not to, make bids or purchase for the purpose of creating actual, or apparent, active trading in or of raising the price of the Securities;

            (o) in connection with the offering of the Securities, to make its officers, employees, independent accountants and legal counsel reasonably available upon request by the Initial Purchasers;

            (p) to furnish to each of the Initial Purchasers on the date hereof a copy of the independent accountants' report included in the Offering Memorandum signed by the accountants rendering such report;

            (q) to do and perform all things required to be done and performed by it under this Agreement that are within its control prior to or after the date hereof, and to use its best efforts to satisfy all conditions precedent on its part to the delivery of the Securities; and

            (r) to apply the net proceeds from the sale of the Securities as set forth in the Offering Memorandum under the heading "Sources and Uses of Proceeds."

            5. Conditions of Initial Purchasers' Obligations. The respective obligations of the several Initial Purchasers hereunder are subject to the accuracy, on and as of the date hereof, of the representations and warranties of each of the Issuers and the Guarantors contained herein, to the accuracy of the statements of each of the Issuers and the Guarantors and their respective officers made in any certificates delivered pursuant hereto, to the performance by each of the Issuers and the Guarantors of their respective obligations hereunder, and to each of the following additional terms and conditions:

            (a) The Offering Memorandum (and any amendments or supplements thereto) shall have been printed and copies distributed to the Initial Purchasers; and no stop order suspending the sale of the Securities in any jurisdiction shall have been issued and no proceeding for that purpose shall have been commenced or shall be pending or threatened.

            (b) None of the Initial Purchasers shall have discovered and disclosed to the Issuers on or prior to the date hereof that the Offering Memorandum or any amendment or supplement thereto contains an untrue statement of a fact that, in the opinion of counsel for the Initial Purchasers, is material or omits to state any fact that, in the opinion of such counsel, is material and is required to be stated therein or is necessary to make the statements therein not misleading.

            (c) All corporate proceedings and other legal matters incident to the authorization, form and validity of each of the Transaction Documents and the Offering Memorandum, and all other legal matters relating to the Transaction Documents and the transactions contemplated thereby, shall be reasonably satisfactory in all material respects to the Initial Purchasers, and the Issuers shall have furnished to the Initial Purchasers all documents and information that they or their counsel may reasonably request to enable them to pass upon such matters.

            (d) The Initial Purchasers shall have received true and correct copies of all of the Transaction Documents (other than the real estate sub-lease agreements), as amended through the date hereof.

            (e) Cleary, Gottlieb, Steen & Hamilton, special counsel to the Issuers and the Guarantors, shall have furnished to the Initial Purchasers their written opinion along with a letter, each addressed to the Initial Purchasers and dated the date hereof, substantially in the respective forms set forth in Annex A hereto. Howrey & Simon, special counsel to the Issuers and the Guarantors, shall have furnished to the Initial Purchasers their written opinion, and Winston & Strawn, special counsel to Motorola, shall have furnished to the Initial Purchasers their reliance letter relating to their opinion addressed to TPG, each in form and substance reasonably satisfactory to the Initial Purchasers.

            (f) Local counsel to the foreign subsidiary or subsidiaries of the Company organized in the jurisdictions listed on Schedule 2 hereto shall have furnished to the Initial Purchasers their written opinions addressed to the Initial Purchasers and dated the date hereof, in form and substance reasonably satisfactory to the Initial Purchasers.

            (g) The Initial Purchasers shall have received from Cravath, Swaine & Moore, counsel for the Initial Purchasers, such opinion or opinions, dated the date hereof, with respect to such matters as the Initial Purchasers may reasonably require, and the Company shall have furnished to such counsel such documents and information as they request for the purpose of enabling them to pass upon such matters.

            (h) The Company shall have furnished to the Initial Purchasers (i) a letter of PWC (the "PWC Initial Letter") and (ii) a letter of KPMG (the "KPMG Initial Letter" and together with the PWC Initial Letter, the "Initial Letters"), in each case addressed to the Initial Purchasers and dated the Offering Date, in form and substance satisfactory to the Initial Purchasers, together substantially to the effect set forth in Annex C hereto.

            (i) The Company shall have furnished to the Initial Purchasers (i) a letter (the "PWC Bring-Down Letter") of PWC and (ii) a letter of KPMG (the "KPMG Bring-Down Letter" and together with the PWC Bring-Down Letter, the "Bring-Down Letters"), in each case addressed to the Initial Purchasers and dated the date hereof (A) confirming that (x) in the case of PWC, they are independent public accountants with respect to the Company and its subsidiaries and (y) in the case of KPMG, they are independent public accountants with respect to Motorola and its subsidiaries, in each case within the meaning of Rule 101 of the Code of Professional Conduct of the AICPA and its interpretations and rulings thereunder, (B) stating, as of the date of the Bring-Down Letters (or, with respect to matters involving changes or developments since the respective dates as of which specified financial information is given in the Offering Memorandum, as of a date not more than three business days prior to the date of the Bring-Down Letters), that the conclusions and findings of such accountants with respect to the financial information and other matters covered by the PWC Initial Letter or the KPMG Initial Letter, as the case may be, are accurate and (C) confirming in all material respects the conclusions and findings set forth in such Initial Letter.

            (j) Each of the Issuers and the Guarantors shall have furnished to the Initial Purchasers a certificate, dated the date hereof, of their respective chief executive officers and their respective chief financial officers, stating that (i) such officers have carefully examined the Offering Memorandum, (ii) in their opinion, the Offering Memorandum, as of its date, did not include any untrue statement of a material fact and did not omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, and since the date of the Offering Memorandum, no event has occurred that should have been set forth in a supplement or amendment to the Offering Memorandum so that the Offering Memorandum (as so amended or supplemented) would not include any untrue statement of a material fact and would not omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, (iii) as of the date hereof, the representations and warranties of each of the Issuers or the particular Guarantor, as applicable, in this Agreement are true and correct in all material respects, each of the Issuers or the particular Guarantor, as applicable, has complied with all agreements and satisfied all conditions on its part to be performed or satisfied hereunder on or prior to the date hereof and (iv) with respect to the officers of the Issuers only, subsequent to the date of the most recent financial statements contained in the Offering Memorandum, there has been no material adverse change in the financial position or results of operation of the Company or any of its subsidiaries, or any change, or any development involving a prospective change, in or affecting the condition (financial or otherwise), results of operations, business or prospects of the Company and its subsidiaries taken as a whole.

            (k) The Initial Purchasers shall have received a counterpart of the Registration Rights Agreement which shall have been executed and delivered by a duly authorized officer of each of the Issuers and the Guarantors.

            (l) The Indenture shall have been duly executed and delivered by each of the Issuers, the Guarantors and the Trustee, and the Securities shall have been duly executed and delivered by the Issuers and duly authenticated by the Trustee.

            (m) The Securities shall have been approved by the NASD for trading in the PORTAL Market.

            (n) If any event shall have occurred that requires the Issuers under
      Section 4(d) to prepare an amendment or supplement to the Offering Memorandum, such amendment or supplement shall have been prepared, the Initial Purchasers shall have been given a reasonable opportunity to comment thereon, and copies thereof shall have been delivered to the Initial Purchasers reasonably in advance of the date hereof.

            (o) There shall not have occurred any invalidation of Rule 144A under the Securities Act by any court or any withdrawal or proposed withdrawal of any rule or regulation under the Securities Act or the Exchange Act by the Commission or any amendment or proposed amendment thereof by the Commission that, in the reasonable judgment of the Initial Purchasers, would materially impair the ability of the Initial Purchasers to purchase, hold or effect resales of the Securities as contemplated hereby.

            (p) Subsequent to the Offering Date or, if earlier, the dates as of which information is given in the Offering Memorandum (exclusive of any amendment or supplement thereto), there shall not have been any change in the membership interests, capital stock or long-term debt or any change, or any development involving a prospective change, in or affecting the condition (financial or otherwise), results of operations, business or prospects of the Company and its subsidiaries taken as a whole (other than any such change resulting from the consummation of the Transactions (as defined in the Offering Memorandum)), the effect of which, in any such case described above, is, in the reasonable judgment of the Initial Purchasers, so material and adverse as to make it impracticable or inadvisable to proceed with the sale or delivery of the Securities on the terms and in the manner contemplated by this Agreement and the Offering Memorandum (exclusive of any amendment or supplement thereto).

            (q) No action shall have been taken and no statute, rule, regulation or order shall have been enacted, adopted or issued by any governmental agency or body that would, as of the date hereof, prevent the issuance or sale of the Securities; and no injunction, restraining order or order of any other nature by any federal or state court of competent jurisdiction shall have been issued prior to or as of the date hereof that would prevent the issuance or sale of the Securities.

            (r) Subsequent to the Offering Date, (i) no downgrading shall have occurred in the rating accorded the Securities or any of the Issuers' other debt securities or preferred stock by any "nationally recognized statistical rating organization," as such term is defined by the Commission for purposes of Rule 436(g)(2) of the rules and regulations of the Commission under the Securities Act and (ii) no such organization shall have publicly announced that it has under surveillance or review (other than an announcement with positive implications of a possible upgrading), its rating of the Securities or any of the Issuers' other debt securities or preferred stock.

            (s) Subsequent to the Offering Date, there shall not have occurred any of the following: (i) trading in securities generally on the New York Stock Exchange or the over-the-counter market shall have been suspended or materially limited, or minimum prices shall have been established on any such exchange or market by the Commission, by any such exchange or by any other regulatory body or governmental authority having jurisdiction, or trading in any securities of the Issuers on any exchange or in the over-the-counter market shall have been suspended or (ii) any general moratorium on commercial banking activities shall have been declared by federal or New York state authorities or (iii) an outbreak or escalation of hostilities or a declaration by the United States of a national emergency or war or (iv) a material adverse change in general economic, political or financial conditions (or the effect of international conditions on the financial markets in the United States shall be such), the effect of which, in the case of this clause (iv), is, in the reasonable judgment of the Initial Purchasers, so material and adverse as to make it impracticable or inadvisable to proceed with the sale or the delivery of the Securities on the terms and in the manner contemplated by this Agreement and in the Offering Memorandum (exclusive of any amendment or supplement thereto).

            (t) All conditions to the consummation of the Recapitalization (including without limitation, the substantial completion of the Reorganization and the execution of the Intellectual Property Agreement, the Transition Services Agreement, the Collateral Agreements and the Loan Documents), other than the offering of the Securities, shall have been satisfied. The Recapitalization, the Reorganization, the other Transactions and the initial funding under the Credit Agreement shall be consummated substantially concurrently with the sale of the Securities hereunder on the terms described in the Offering Memorandum.

            All opinions, letters, evidence and certificates mentioned above or elsewhere in this Agreement shall be deemed to be in compliance with the provisions hereof only if they are in form and substance reasonably satisfactory to counsel for the Initial Purchasers.

            6. Termination. The obligations of the Initial Purchasers hereunder may be terminated by the Initial Purchasers, in their absolute discretion, by notice given to and received by the Issuers prior to delivery of and payment for the Securities if, prior to that time, any of the events described in Section 5(o), (p), (q), (r) or (s) shall have occurred and be continuing.

            7. Defaulting Initial Purchasers. (a) If, on the date hereof, any Initial Purchaser defaults in the performance of its obligations under this Agreement, the non-defaulting Initial Purchasers may make arrangements for the purchase on the terms contained herein of the Securities which such defaulting Initial Purchaser agreed but failed to purchase by other persons satisfactory to the Company and the non-defaulting Initial Purchasers, but if no such arrangements are made within 36 hours after such default, the Issuers shall be entitled to a further period of thirty-six hours within which to procure another party or other parties reasonably satisfactory to the other Initial Purchasers to purchase such Securities on such terms. In the event that, within the respective prescribed periods, the Initial Purchasers notify the Issuers that they have so arranged for the purchase of such Securities, or the Issuers notify the Initial Purchasers that they have so arranged for the purchase of such Securities, the Initial Purchasers or the Issuers shall have the right to postpone the Closing for a period of not more than seven days in order to effect any changes to the Offering Memorandum and any other documents in connection with the purchase that may thereby be made necessary. In the event that a substitute purchase is not so arranged, this Agreement shall terminate without liability on the part of the non-defaulting Initial Purchasers or the Issuers, except that the Issuers and the Guarantors will continue to be liable for the payment of expenses to the extent set forth in Sections 8 and 12 and except that the provisions of Sections 9 and 10 shall not terminate and shall remain in effect. As used in this Agreement, the term "Initial Purchasers" includes, for all purposes of this Agreement unless the context otherwise requires, any party not listed in
Schedule 1 hereto that, pursuant to this Section 7, purchases Securities which a defaulting Initial Purchaser agreed but failed to purchase.

            (b) Nothing contained herein shall relieve a defaulting Initial Purchaser of any liability it may have to the Issuers or any non-defaulting Initial Purchaser for damages caused by its default. If other persons are obligated or agree to purchase the Securities of a defaulting Initial Purchaser, either the non-defaulting Initial Purchasers or the Issuers may postpone the Closing for up to seven full business days in order to effect any changes that in the opinion of counsel for the Issuers or counsel for the Initial Purchasers may be necessary in the Offering Memorandum or in any other document or arrangement, and the Issuers agree to promptly prepare any amendment or supplement to the Offering Memorandum that effects any such changes.

            8. Reimbursement of Initial Purchasers' Expenses. If (a) this Agreement shall have been terminated pursuant to Section 6 or 7, (b) the Issuers shall fail to tender the Securities for delivery to the Initial Purchasers for any reason permitted under this Agreement or (c) the Initial Purchasers shall decline to purchase the Securities for any reason permitted under this Agreement, the Issuers and the Guarantors shall reimburse the Initial Purchasers for such out-of-pocket expenses (including reasonable documented fees and disbursements of a single counsel) as shall have been reasonably incurred by the Initial Purchasers in connection with this Agreement and the proposed purchase and resale of the Securities. If this Agreement is terminated pursuant to
Section 7 by reason of the default of one or more of the Initial Purchasers, the Issuers and the Guarantors shall not be obligated to reimburse any defaulting Initial Purchaser on account of such expenses.

            9. Indemnification. (a) Each of the Issuers and the Guarantors shall jointly and severally indemnify and hold harmless each Initial Purchaser, its affiliates, their respective officers, directors, employees, representatives and agents, and each person, if any, who controls any Initial Purchaser within the meaning of the Securities Act or the Exchange Act (collectively referred to for purposes of this Section 9(a) and Section 10 as an Initial Purchaser), from and against any loss, claim, damage or liability, joint or several, or any action in respect thereof (including, without limitation, any loss, claim, damage, liability or action relating to purchases and sales of the Securities), to which that Initial Purchaser may become subject, whether commenced or threatened, under the Securities Act, the Exchange Act, any other federal or state statutory law or regulation, at common law or otherwise, insofar as such loss, claim, damage, liability or action arises out of, or is based upon, (i) any untrue statement or alleged untrue statement of a material fact contained in the Preliminary Offering Memorandum or the Offering Memorandum or in any amendment or supplement thereto or in any information provided by the Issuers pursuant to Section 4(e) or (ii) the omission or alleged omission to state therein a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, and shall reimburse each Initial Purchaser promptly upon demand for any legal or other documented out-of-pocket expenses reasonably incurred by that Initial Purchaser in connection with investigating or defending or preparing to defend against or appearing as a third party witness in connection with any such loss, claim, damage, liability or action as such expenses are incurred; provided, however, that the Issuers and the Guarantors shall not be liable in any such case to the extent that any such loss, claim, damage, liability or action arises out of, or is based upon, an untrue statement or alleged untrue statement in or omission or alleged omission from any of such documents in reliance upon and in conformity with any Initial Purchasers' Information; and provided further that, with respect to any such untrue statement in or omission from the Preliminary Offering Memorandum, the indemnity agreement contained in this Section 9(a) shall not inure to the benefit of any such Initial Purchaser to the extent that the sale to the person asserting any such loss, claim, damage, liability or action was an initial resale by such Initial Purchaser and any such loss, claim, damage, liability or action of or with respect to such Initial Purchaser results from the fact that both (A) to the extent required by applicable law, a copy of the Offering Memorandum was not sent or given to such person at or prior to the written confirmation of the sale of such Securities to such person and (B) the untrue statement in or omission from the Preliminary Offering Memorandum was corrected in the Offering Memorandum unless, in either case, such failure to deliver the Offering Memorandum was a result of non-compliance by the Issuers with Section 4(b).

            (b) Each Initial Purchaser, severally and not jointly, shall indemnify and hold harmless the Issuers, their respective affiliates, officers, directors, employees, representatives and agents, and each person, if any, who controls any Issuer within the meaning of the Securities Act or the Exchange Act (collectively referred to for purposes of this Section 9(b) and Section 10 as an Issuer), from and against any loss, claim, damage or liability, joint or several, or any action in respect thereof, to which that Issuer may become subject, whether commenced or threatened, under the Securities Act, the Exchange Act, any other federal or state statutory law or regulation, at common law or otherwise, insofar as such loss, claim, damage, liability or action arises out of, or is based upon, (i) any untrue statement or alleged untrue statement of a material fact contained in the Preliminary Offering Memorandum or the Offering Memorandum or in any amendment or supplement thereto or (ii) the omission or alleged omission to state therein a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, but in each case only to the extent that the untrue statement or alleged untrue statement or omission or alleged omission was made in reliance upon and in conformity with any Initial Purchasers' Information, and shall reimburse that Issuer for any legal or other documented out-of-pocket expenses reasonably incurred by that Issuer in connection with investigating or defending or preparing to defend against or appearing as a third party witness in connection with any such loss, claim, damage, liability or action as such expenses are incurred.

            (c) Promptly after receipt by an indemnified party under this
Section 9 of notice of any claim or the commencement of any action, the indemnified party shall, if a claim in respect thereof is to be made against the indemnifying party pursuant to Section 9(a) or 9(b), notify the indemnifying party in writing of the claim or the commencement of that action; provided however that the failure to notify the indemnifying party shall not relieve it from any liability which it may have under this Section 9 except to the extent that it has been materially prejudiced (through the forfeiture of substantive rights or defenses) by such failure; and, provided, further, that the failure to notify the indemnifying party shall not relieve it from any liability which it may have to an indemnified party otherwise than under this Section 9. If any such claim or action shall be brought against an indemnified party, and it shall notify the indemnifying party thereof, the indemnifying party shall be entitled to participate therein and, to the extent that it wishes, jointly with any other similarly notified indemnifying party, to assume the defense thereof with counsel reasonably satisfactory to the indemnified party. After notice from the indemnifying party to the indemnified party of its election to assume the defense of such claim or action, the indemnifying party shall not be liable to the indemnified party under this Section 9 for any legal or other expenses subsequently incurred by the indemnified party in connection with the defense thereof other than reasonable documented out-of-pocket costs of investigation; provided, however, that an indemnified party shall have the right to employ its own counsel in any such action, but the fees, expenses and other charges of such counsel for the indemnified party will be at the expense of such indemnified party unless (i) the employment of counsel by the indemnified party has been authorized in writing by the indemnifying party, (ii) the indemnified party has reasonably concluded (based upon advice of counsel to the indemnified party) that there may be legal defenses available to it or other indemnified parties that are different from or in addition to those available to the indemnifying party, (iii) a conflict or potential conflict exists (based upon advice of counsel to the indemnified party) between the indemnified party and the indemnifying party (in which case the indemnifying party will not have the right to direct the defense of such action on behalf of the indemnified party) or (iv) the indemnifying party has not in fact employed counsel reasonably satisfactory to the indemnified party to assume the defense of such action within a reasonable time after receiving notice of the commencement of the action, in each of which cases the reasonable documented out-of-pocket fees, disbursements and other charges of counsel will be at the expense of the indemnifying party or parties. It is understood that the indemnifying party or parties shall not, in connection with any proceeding or related proceedings in the same jurisdiction, be liable for the fees, disbursements and other charges of more than one separate firm of attorneys (in addition to any local counsel) at any one time for all such indemnified party or parties. Each indemnified party, as a condition of the indemnity agreements contained in Sections 9(a) and 9(b), shall use all reasonable efforts to cooperate with the indemnifying party in the defense of any such action or claim. No indemnifying party shall be liable for any settlement of any such action effected without its written consent (which consent shall not be unreasonably withheld), but if settled with its written consent or if there be a final judgment for the plaintiff in any such action, the indemnifying party agrees to indemnify and hold harmless any indemnified party from and against any loss or liability by reason of such settlement or judgment. No indemnifying party shall, without the prior written consent of the indemnified party (which consent shall not be unreasonably withheld), effect any settlement of any pending or threatened proceeding in respect of which any indemnified party is or could have been a party and indemnity could have been sought hereunder by such indemnified party unless such (i) does not include an admission of fault or wrongdoing and (ii) settlement includes an unconditional release of such indemnified party from all liability on claims that are the subject matter of such proceeding.

            The obligations of the Issuers, the Guarantors and the Initial Purchasers in this Section 9 and in Section 10 are in addition to any other liability that the Issuers, the Guarantors or the Initial Purchasers, as the case may be, may otherwise have, including in respect of any breaches of representations, warranties and agreements made herein by any such party.

            10. Contribution. If the indemnification provided for in Section 9 is unavailable or insufficient to hold harmless an indemnified party under
Section 9(a) or 9(b), then each indemnifying party shall, in lieu of indemnifying such indemnified party, contribute to the amount paid or payable by such indemnified party as a result of such loss, claim, damage or liability, or action in respect thereof, (i) in such proportion as shall be appropriate to reflect the relative benefits received by the Issuers and the Guarantors on the one hand and the Initial Purchasers on the other from the offering of the Securities or (ii) if the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Issuers and the Guarantors on the one hand and the Initial Purchasers on the other with respect to the statements or omissions that resulted in such loss, claim, damage or liability, or action in respect thereof, as well as any other relevant equitable considerations. The relative benefits received by the Issuers and the Guarantors on the one hand and the Initial Purchasers on the other with respect to such offering shall be deemed to be in the same proportion as the total net proceeds from the offering of the Securities purchased under this Agreement (before deducting expenses) received by or on behalf of the Issuers and the Guarantors, on the one hand, and the total discounts and commissions received by the Initial Purchasers with respect to the Securities purchased under this Agreement, on the other, bear to the total gross proceeds from the sale of the Securities under this Agreement. The relative fault shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to the Issuers or information supplied by the Issuers and the Guarantors on the one hand or to any Initial Purchasers' Information on the other, the intent of the parties and their relative knowledge, access to information and opportunity to correct or prevent such untrue statement or omission. The Issuers, the Guarantors and the Initial Purchasers agree that it would not be just and equitable if contributions pursuant to this Section 10 were to be determined by pro rata allocation (even if the Initial Purchasers were treated as one entity for such purpose) or by any other method of allocation that does not take into account the equitable considerations referred to herein. The amount paid or payable by an indemnified party as a result of the loss, claim, damage or liability, or action in respect thereof, referred to above in this Section 10 shall be deemed to include, for purposes of this Section 10, any documented out-of-pocket legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending or preparing to defend any such action or claim. Notwithstanding the provisions of this Section 10, no Initial Purchaser shall be required to contribute any amount in excess of the amount by which the total discounts and commissions received by such Initial Purchaser with respect to the Securities purchased by it under this Agreement exceeds the amount of any damages which such Initial Purchaser has otherwise paid or become liable to pay by reason of any untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The Initial Purchasers' obligations to contribute as provided in this Section 10 are several in proportion to their respective purchase obligations and not joint.

            11. Persons Entitled to Benefit of Agreement. This Agreement shall inure to the benefit of and be binding upon the Initial Purchasers, the Issuers, the Guarantors and their respective successors. This Agreement and the terms and provisions hereof are for the sole benefit of only those persons, except as provided in Sections 9 and 10 with respect to affiliates, officers, directors, employees, representatives, agents and controlling persons of the Issuers, the Guarantors and the Initial Purchasers and in Section 4(e) with respect to holders and prospective purchasers of the Securities. Nothing in this Agreement is intended or shall be construed to give any person, other than the persons referred to in this Section 11, any legal or equitable right, remedy or claim under or in respect of this Agreement or any provision contained herein.

            12. Expenses. The Issuers and the Guarantors agree with the Initial Purchasers to pay (a) the costs incident to the authorization, issuance, sale, preparation and delivery of the Securities and any taxes payable in that connection; (b) the costs incident to the preparation, printing and distribution of the Preliminary Offering Memorandum, the Offering Memorandum and any amendments or supplements thereto; (c) the costs of reproducing and distributing each of the Transaction Documents; (d) the costs incident to the preparation, printing and delivery of the certificates evidencing the Securities, including stamp duties and transfer taxes, if any, payable upon issuance of the Securities; (e) the fees and expenses of the Issuers' counsel and independent accountants; (f) the fees and expenses of qualifying the Securities under the securities laws of the several jurisdictions as provided in Section 4(g) and of preparing, printing and distributing Blue Sky Memoranda (including related fees and expenses of counsel for the Initial Purchasers); (g) any fees charged by rating agencies for rating the Securities; (h) the fees and expenses of the Trustee and any paying agent (including related fees and expenses of any counsel to such parties); (i) all expenses and application fees incurred in connection with the application for the inclusion of the Securities on the PORTAL Market and the approval of the Securities for book-entry transfer by DTC; and (j) all other costs and expenses incident to the performance of the obligations of the Issuers under this Agreement which are not otherwise specifically provided for in this Section 12; provided, however, that except as provided in this Section 12 and Section 8, the Initial Purchasers shall pay their own costs and expenses (including the fees of their counsel).

            13. Survival. The respective indemnities, rights of contribution, representations, warranties and agreements of the Issuers, the Guarantors and the Initial Purchasers contained in this Agreement or made by or on behalf of the Issuers, the Guarantors or the Initial Purchasers pursuant to this Agreement or any certificate delivered pursuant hereto shall survive the delivery of and payment for the Securities and shall remain in full force and effect, regardless of any termination or cancelation of this Agreement or any investigation made by or on behalf of any of them or any of their respective affiliates, officers, directors, employees, representatives, agents or controlling persons.

            14. Notices, etc. All statements, requests, notices and agreements hereunder shall be in writing, and:

            (a) if to the Initial Purchasers, shall be delivered or sent by mail or telecopy transmission to Chase Securities Inc., 270 Park Avenue, New York, New York 10017, Attention: Alexis Pugliese (telecopier no.: (212) 270-0994); or

            (b) if to the Issuers, shall be delivered or sent by mail or telecopy transmission to the address of the Company set forth in the Offering Memorandum, Attention: Steve Hanson (telecopier no.:
      602-244-4830);

provided that any notice to an Initial Purchaser pursuant to Section 9(c) shall also be delivered or sent by mail to such Initial Purchaser at its address set forth on the signature page hereof. Any such statements, requests, notices or agreements shall take effect at the time of receipt thereof. The Issuers shall be entitled to act and rely upon any request, consent, notice or agreement given or made on behalf of the Initial Purchasers by CSI.

            15. Definition of Terms. For purposes of this Agreement, (a) the term "business day" means any day on which the New York Stock Exchange, Inc. is open for trading, (b) the term "subsidiary" has the meaning set forth in Rule 405 under the Securities Act and (c) except where otherwise expressly provided, the term "affiliate" has the meaning set forth in Rule 405 under the Securities Act.

            16. Initial Purchasers' Information. The parties hereto acknowledge and agree that, for all purposes of this Agreement, the Initial Purchasers' Information consists solely of the following information in the Preliminary Offering Memorandum and the Offering Memorandum: (a) the last two bullet points on the front cover page concerning the terms of the offering by the Initial Purchasers and (b) the statements concerning the Initial Purchasers contained in the third, ninth, tenth, eleventh, twelfth and thirteenth paragraphs under the heading "Plan of Distribution."

            17. GOVERNING LAW. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK WITHOUT REGARD TO THE CONFLICT OF LAW PROVISIONS THEREOF, OTHER THAN SECTIONS 5-1401 AND 5-1402 OF THE GENERAL OBLIGATIONS LAW OF THE STATE OF NEW YORK.

            18. Counterparts. This Agreement may be executed in one or more counterparts (which may include counterparts delivered by telecopier) and, if executed in more than one counterpart, the executed counterparts shall each be deemed to be an original, but all such counterparts shall together constitute one and the same instrument.

            19. Amendments. No amendment or waiver of any provision of this Agreement, nor any consent or approval to any departure therefrom, shall in any event be effective unless the same shall be in writing and signed by the parties hereto.

            20. Headings. The headings herein are inserted for convenience of reference only and are not intended to be part of, or to affect the meaning or interpretation of, this Agreement.

            If the foregoing is in accordance with your understanding of our agreement, kindly sign and return to us a counterpart hereof, whereupon this instrument will become a binding agreement among the Issuers, the Guarantors and the several Initial Purchasers in accordance with its terms.

                      Very truly yours,

                      SCG HOLDING CORPORATION,
                      SEMICONDUCTOR COMPONENTS INDUSTRIES, LLC,
                      SCG (MALAYSIA SMP) HOLDING CORPORATION,
                      SCG (CZECH) HOLDING CORPORATION,
                      SCG (CHINA) HOLDING CORPORATION,
                      SEMICONDUCTOR COMPONENTS INDUSTRIES
                        PUERTO RICO, INC.,
                      SCG INTERNATIONAL DEVELOPMENT LLC,

                      By /s/ George H. Cave
                        -------------------
                      Name:  George H. Cave
                      Title: Assistant Secretary

Accepted:
CHASE SECURITIES INC.


By    /s/ James C. Neary
  ------------------------------------------
        Authorized Signatory


Address for notices pursuant to Section 9(c):
1 Chase Plaza, 25th floor
New York, New York 10081
Attention:  Legal Department


DONALDSON, LUFKIN & JENRETTE
  SECURITIES CORPORATION


By    /s/ Navid Mahmoodzadegan
  ------------------------------------------
        Authorized Signatory


Address for notices pursuant to Section 9(c):
277 Park Avenue
New York, NY 10172
Attention: General Counsel


LEHMAN BROTHERS INC.

By    /s/ Michael J. Konigsberg
  ------------------------------------------
        Authorized Signatory

Address for notices pursuant to Section 9(c):
3 World Financial Center
New York, NY 10285
Attention: General Counsel

                                   SCHEDULE 1

                                                           Principal
                                                           Amount
Initial Purchasers                                         of Securities
------------------                                         -------------

Chase Securities Inc.                                     $  200,000,000
Donaldson, Lufkin & Jenrette                                 100,000,000
Lehman Brothers                                              100,000,000
                                                             -----------
      Total                                               $  400,000,000

                                   SCHEDULE 2


Japan
The Philippines
Hong Kong
Malaysia
The Netherlands
France
The United Kingdom
Slovakia
Mexico

                                  Exhibit A
                                  ---------

                         CERTAIN TRANSACTION DOCUMENTS

1. Agreement and Plan of Recapitalization and Merger by and among Motorola, the Company, SCI LLC, TPG Semiconductor Holdings LLC and TPG
    Semiconductor Acquisition Corp. dated as of May 11, 1999, as amended.

2. Reorganization Agreement by and among Motorola, the Company and SCI LLC dated as of May 11, 1999.

3. Transition Services Agreement between Motorola and SCI LLC dated as of July 31, 1999.

4. Equipment Lease and Repurchase Agreement between Motorola and SCI LLC dated as of July 31, 1999.

5. Equipment Passdown Agreement between Motorola and SCI LLC dated as of July 31, 1999.

6.  SCG Assembly Agreement between Motorola and SCI LLC dated as of
    July 31, 1999.

7.  SCG Foundry Agreement between Motorola and SCI LLC dated as of July 31,
    1999.

8. Motorola Assembly Agreement between Motorola and SCI LLC dated as of July 31, 1999.

9. Motorola Foundry Agreement between Motorola and SCI LLC dated as of July 31, 1999.

10. Employee Matters Agreement among Motorola, SCI LLC and the Company dated as of May 11, 1999, as amended.

                                   ANNEX A


             Form of Opinion of Cleary, Gottlieb, Steen & Hamilton

                                See attached
                               [no attachment]

                                   ANNEX B


                       Form of Initial Comfort Letter



                                See attached.
                               [no attachment]


                                      B-1